UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2005

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HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-15981 (Commission File Number)	54-1194795 (I.R.S. Employer Identification No.)
4951 Lake Brook Drive, Suite 500 Richmond, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:  (804) 747-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On February 7, 2005, the Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) of Hilb Rogal & Hobbs Company (the “Company”) took the following actions relating to executive compensation:

2004 Bonus Awards

The Compensation Committee reviewed the eligibility of senior executives to receive annual cash incentive bonuses under the 2004 Corporate Incentive Plan that was approved by the Compensation Committee in February 2004.  Based on the provisions of the 2004 Corporate Incentive Plan, the Compensation Committee determined that the minimum threshold for the establishment of a bonus pool for 2004 corporate performance had not been met. As a result, none of the Company’s executive officers received incentive bonus awards under the 2004 Corporate Incentive Plan for the 2004 fiscal year.

2005 Corporate Incentive Plan

The Compensation Committee adopted the 2005 Corporate Incentive Plan (“2005 Plan”) to provide annual incentive compensation to key executives of the Company.  Under the 2005 Plan, senior corporate officers and regional directors of the Company are eligible to receive cash bonus awards for achievements relating to the Company’s financial performance for the 2005 fiscal year.

The 2005 Plan provides for a fixed bonus pool to be established based on (i) the percentage increase in the Company’s operating earnings per share, as defined in the 2005 Plan, from fiscal year 2004 to fiscal year 2005 and (ii) an incentive bonus target amount for each of the participating executives. The incentive bonus target for each executive is based on the executive’s position and salary grade within the Company. The provisions of the 2005 Plan may be amended to reflect the occurrence of unusual business conditions that may generate unusually high or low increases in the Company’s 2005 operating earnings per share.

Within an established range of target thresholds for operating earnings per share, approximately 70% of the amount of each executive’s annual cash incentive bonus to be paid from the 2005 bonus pool will be determined by a formula and the remaining approximately 30% will be distributed on a discretionary basis by the Chairman and Chief Executive Officer of the Company (the “Chairman”) based upon the participant’s individual contribution to the success of the Company as determined by the Chairman. The Chairman and the President and Chief Operating Officer, with the approval of the Compensation Committee, have certain discretion within the 2005 Plan with respect to the payment of bonuses at various operating earnings per share levels within the minimum and maximum thresholds under the 2005 Plan.

In the event that the Company does not meet the minimum threshold percentage increase in operating earnings per share established by the 2005 Plan, bonuses will be awarded only at the discretion of the Compensation Committee. The 2005 Plan does not provide for a bonus pool for percentage increases in operating earnings per share that exceed a maximum threshold.

All awards under the 2005 Plan will be paid in cash in the first quarter of 2006. The maximum bonus that can be earned by an executive under the 2005 Plan is 200% of the participant’s base salary.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.  The following exhibit is being furnished pursuant to Item 1.01 above.

Exhibit No.

Description

10.1

2005 Corporate Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY

      (Registrant)

Date:

March 11, 2005

By:

/s/ Carolyn Jones

Carolyn Jones

Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.

Description

10.1

2005 Corporate Incentive Plan